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                                                                    EXHIBIT 99.1

              DEPOMED, INC. LISTS ON THE AMERICAN STOCK EXCHANGE


FOSTER CITY, Calif.--Nov. 6, 1998--DepoMed, Inc. (Nasdaq:DPMD) announced that its common stock and warrants (Nasdaq:DPMDW) have been approved for listing on the American Stock Exchange under the symbols "DMI" and "DMIW," respectively.

The company expects trading to begin on Monday, Nov. 9. The company has selected Cohen Specialists L.L.C./PALBRO Partners L.L.C. as its specialist unit.

"Our listing on the AMEX is an important milestone for DepoMed," commented John
F. Hamilton, the company's chief financial officer. "The move to the AMEX is expected to increase corporate visibility, make trading more efficient and reduce trading costs for our shareholders."

DepoMed, Inc., a development stage company, is engaged in the development of new and proprietary oral drug delivery technologies. The company has developed two types of proprietary oral drug delivery systems, the Gastric Retention System, designed to be retained in the stomach for an extended period of time while it delivers the incorporated drug or drugs, and the Reduced Irritation System, designed to reduce gastrointestinal irritation, a side effect of many orally administered drugs.

Additional information may be found at the company's Web site at www.depomedinc.com.

The statements in this press release that are not historical facts are forward-looking statements that involve risk and uncertainties, including risks identified in the company's registration statement on Form SB-2 (File No. 333-25445), annual report on Form 10-KSB and other filings with the Securities and Exchange Commission. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any statements are based.

CONTACT: DepoMed
John F. Hamilton, 650/513-0990 (VP & CFO)